SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            April 6, 2001

                                           PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

       Delaware                                                     1-11596                                                58-1954497
 (State or other                                              (Commission File                                      (IRS Employer
jurisdiction of                                                  Number)                                                 Identification No.)
incorporation)

  1940 N.W. 67th Place, Suite A, Gainesville, Florida                                                            32653
(Address of principal executive offices)                                                                                 (Zip Code)

Registrant's telephone number, including area code     (352) 373-4200

                                                                            Not applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

     Perma-Fix Environmental Service, Inc. (the "Company") has undertaken a private placement offering of a minimum of 1.5 million units and a maximum of 5 million units. Each unit is comprised of one share of the Company's common stock and one warrant to purchase one share of common stock. This private offering was commenced on April 6, 2001.  The purchase price of each unit is $1.75 and the initial exercise price of each warrant (subject to adjustment under certain conditions) is $1.75, representing a premium over the April 6, 2001 closing price of $1.6875 per share of common stock. The offering period expires on June 30, 2001, unless extended by the Company for a period of up to an additional 30 days. The private offering is being made pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and/or Rule 506 of Regulation D promulgated under the Act.

     The completion of the private offering is subject to the Company approving subscriptions for the minimum offering and certain other conditions being met. If completed, and subject to the amount of proceeds of the private offering, the Company intends to use the proceeds of private offering first, to assist in the consummation of the Company's proposed acquisition of East Tennessee Materials and Energy Corporation, a mixed waste processing facility, and second, to pay off or reduce the short term debt owing to the Company's lenders and for general working capital purposes.

     This report does not constitute an offer to sell or the solicitation of an offer to buy securities. The private offering is being made only to accredited investors through one or more broker/dealer placement agents. The units, the common stock and warrants comprising the units, and the common stock issuable upon exercise of the warrants have not been registered under the United States or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                   PERMA-FIX ENVIRONMENTAL
                                                                                                   SERVICES, INC.

                                                                                                   By:  /s/ Richard T. Kelecy
                                                                                                         Richard T. Kelecy
                                                                                                         Chief Financial Officer

Dated:  May 10, 2001
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